INTERNATIONAL GROWTH AND INCOME FUND, INC.

ARTICLES OF INCORPORATION

I.

The undersigned, Tanya Schneider, whose mailing address is 333 South Hope Street,   Los Angeles, California 90071, being at least 18 years of age, does hereby form a corporation under and by virtue of the general laws of the State of Maryland.

II.

NAME

The name of the corporation (hereinafter, the “Corporation”) is:

International Growth and Income Fund, Inc.

III.

PURPOSES AND POWERS

The purpose or purposes for which the Corporation is formed and the business or objects to be transacted, carried on and promoted by it are:

(a)           To conduct and carry on the business of an open-end investment management company under the Investment Company Act of 1940, as amended and as may be further amended from time to time (the “Investment Company Act”) and in connection therewith to hold all or part of its assets in cash.

(b) To do any and all such acts or things and to exercise and enjoy any and all such further powers, rights or privileges as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attainment of the purposes stated in this Article.

(c)           To engage in any other lawful business or activity, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and shall each be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general powers of corporations under the general laws of the State of Maryland.

IV.

PRINCIPAL OFFICE

The address of the principal office of the Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.

V.

RESIDENT AGENT

The name and address of the Corporation's resident agent is The Corporation Trust Incorporated, 300 East Lombard Street, Baltimore, Maryland 21202.  Said resident agent is a Maryland corporation.

VI.

CAPITAL STOCK

(a)           The total number of shares of all classes and series of capital stock which the Corporation shall have the authority to issue is one billion (1,000,000,000) shares, par value of $.001 per share, and with an aggregate par value of one million dollars ($1,000,000).  All of such shares are initially classified as “common stock.” Initially, the shares of common stock shall be divided into fifteen (15) classes of shares designated “Class A,” “Class B,” “Class C,” “Class F-1,” “Class F-2,” “Class 529-A,” “Class 529-B,” “Class 529-C,” “Class 529-E,”      “Class 529-F-1,” “Class R-1,” “Class R-2,” “Class R-3,” “Class R-4” and “Class R-5” (the classes of common stock, together with any further class or classes of common stock from time to time created by the Board of Directors, being referred to herein individually as a “Class” and collectively as the “Classes”).  The authorized shares of each Class shall consist of (x) the outstanding shares of that Class and (y) one-fifteenth (1/15) of the authorized and unissued shares of all Classes; provided, however, that in the event application of the above formula would result, at the time, in fractional shares of one or more Classes, the number of authorized shares of each such Class shall be rounded down to the nearest whole number of shares; and provided, further, that at all times the aggregate number of “Class A,” “Class B,”, “Class C,” “Class F-1,” “Class F-2,”  “Class 529-A,” “Class 529-B,” “Class 529-C,” “Class 529-E,” “Class 529-F-1,” “Class R-1,” “Class R-2,” “Class R-3,” “Class R-4” and “Class R-5” shares of common stock shall not exceed the authorized number of shares of common stock (i.e., 1,000,000,000) shares until changed by action of the Board of Directors in accordance with Section 2-208.1 of the Maryland General Corporation Code). The Board of Directors of the Corporation with the approval of a majority of the entire Board of Directors, and without action by the stockholders, may amend the charter to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any Class or series that the Corporation has authority to issue.

(b)           All Classes of the Corporation shall represent an equal proportionate interest in the assets of the Corporation (subject to the liabilities of the Corporation) and each shall have identical voting, dividend, liquidation and other rights; provided, however, that notwithstanding anything in the charter of the Corporation to the contrary and unless otherwise set forth in articles supplementary filed with the State Department of Assessments and Taxation of Maryland with respect to any additional Class from time to time created by the Board of Directors:

1.           Each Class of the Corporation may be issued and sold subject to different sales loads or charges, whether, initial deferred or contingent, or any combination thereof, as may be established from time to time by the Board of Directors in accordance with the Investment Company Act and applicable rules and regulations of self-regulatory organizations and as shall be set forth in the applicable registration statement for the shares;

2.           Expenses, costs and charges which are determined by or under the supervision of the Board of Directors to be attributable to the shares of a particular Class may be charged to that Class and appropriately reflected in the net asset value of, or dividends payable on, the shares of that Class;

3.           Each Class of the Corporation may have such different exchange rights as the Board of Directors shall provide in compliance with the Investment Company Act.

(c)           Any fractional share shall carry proportionately all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including the right to vote and the right to receive dividends.

(d)           All persons who shall acquire stock in the Corporation shall acquire the same subject to the provisions of the charter and the by-laws of the Corporation.

(e)           As used in the charter, a “Series” of shares represent interests in the same assets, liabilities, income, earnings and profits of the Corporation; each Class of shares of a Series represents interests in the same underlying assets, liabilities, income, earnings and profits, but may differ from other classes of such Series with respect to fees and expenses or such other matters as shall be established by the Board of Directors of the Corporation in accordance with Maryland law and the charter of the Corporation. The Board of Directors of the Corporation shall have authority, with the approval of a majority of the entire Board of Directors, and without action by the stockholders, to classify and reclassify any authorized but unissued shares of capital stock from time to time by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption of the capital stock.  Subject to the provisions of Section (f) of this Article VI and applicable law, the power of the Board of Directors to classify or reclassify any of the shares of capital stock shall include, without limitation, authority to classify or reclassify any such stock into one or more Series of capital stock and to divide and classify shares of any Series into one or more Classes of such Series, by determining, fixing or altering one or more of the following:

1.           The distinctive designation of such series and the number of shares to constitute such Series; provided that, unless otherwise prohibited by the terms of such Series, the number of shares of any class may be decreased by the Board of Directors in connection with any classification or reclassification of unissued shares and the number of shares of such Series may be increased by the Board of Directors in connection with any such classification or reclassification, and any shares of any Series which have been redeemed, purchased or otherwise acquired by the Corporation shall remain part of the authorized capital stock and be subject to classification and reclassification as provided herein.

2.           Whether or not and, if so, the rates, amounts and times at which, and the conditions under which, dividends shall be payable on shares of such Series;

3.           Whether or not shares of such Series shall have voting rights in addition to any general voting rights provided by law and the charter of the Corporation and, if so, the terms of such additional voting rights;

4.           The rights of the holders of shares of such Series upon the liquidation, dissolution or winding up of the affairs of, or upon any distribution of the assets of, the Corporation.

(f)           Shares of capital stock of the Corporation shall have the following preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption:

1.           Assets Belonging to a Series.  All consideration received by the Corporation from the issue or sale of stock of any Series of capital stock, together with all assets in which such consideration is invested and reinvested, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to the Series of shares of capital stock with respect to which such assets, payments or funds were received by the Corporation for all purposes, subject only to the rights of creditors, and shall be so recorded upon the books of account of the Corporation.  Such consideration, assets, income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any assets derived from any reinvestment of such proceeds in whatever form, are herein referred to as “assets belonging to” such Series.  Any assets, income, earnings, profits, and proceeds thereof, funds or payments which are not readily attributable to any particular Series shall be allocable among any one or more of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.

2.           Liabilities Belonging to a Series.  The assets belonging to any Series of capital stock shall be charged with the liabilities in respect of such Series and with all expenses, costs, charges and reserves attributable to such Series, and shall be so recorded upon the books of account of the Corporation.  Such Series' share of the general liabilities of the Corporation determined as hereinafter provided shall also be charged with the liabilities of the Corporation in respect of such Series.  The determination of the Board of Directors shall be conclusive as to the amount of such liabilities, including the amount of accrued expenses and reserves; as to any allocation of the same to a given Series; and as to whether the same are allocable to one or more Series. The liabilities so allocated to a Series are herein referred to as “liabilities belonging to” such Series.  Any liabilities which are not readily attributable to any particular Series shall be allocable among any one or more of the Series in such manner and on such basis as the Board of Directors, in its sole discretion, shall deem fair and equitable.  The debts, liabilities, obligations and expenses incurred or contracted for or otherwise existing with respect to a Series are enforceable with respect to that Series only and not against the assets of the Corporation generally or any other Series of stock of the Corporation.

3.           Dividends and Distributions.  Dividends and distributions on shares of a particular Series may be paid out of the assets belonging to that particular Series with such frequency, in such form and in such amount as the Board of Directors may determine by resolution adopted from time to time, or pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Board of Directors may determine, after providing for actual and accrued liabilities belonging to that Series.  To the extent permitted by the Investment Company Act, the Board of Directors may provide that dividends and distributions shall be payable only with respect to those shares of stock that have been held of record continuously by the stockholder for a specified period prior to the record date of the dividend or distribution.

Shares of each Series of capital stock shall be entitled to such dividends and distributions, in cash, property or additional shares of the same or another Series, or a combination thereof, as may be declared and determined from time to time by the Board of Directors, acting in its sole discretion, with respect to such Series,  provided, however, that dividends and distributions on shares of a Series of capital stock shall be paid only out of the lawfully available “assets belonging to” such Series as such phrase is defined in Section (e)(1) of this Article VI.

4.           Liquidating Dividends and Distributions.  In the event of the liquidation or dissolution of the Corporation or a particular Series, stockholders of each Series of capital stock shall be entitled to receive, as a Series, out of the assets of the Corporation available for distribution to stockholders, but other than general assets not belonging to any particular Series of capital stock, the assets belonging to such Series; and the assets so distributable to the stockholders of any Series of capital stock shall be distributed among such stockholders in proportion to the number of shares of such Series held by them and recorded on the books of the Corporation.  In the event that there are any general assets not belonging to any particular Series of capital stock and available for distribution, such distribution shall be made to the holders of stock of all Series of capital stock in proportion to the asset value of the respective Series of capital stock determined as hereinafter provided.  The liquidation or dissolution of the Corporation or the liquidation of any particular Series in which there are shares then outstanding shall be accomplished in accordance with the provisions of the Maryland General Corporation Law, the Investment Company Act and any other applicable law. The liquidation of a particular Series may be accomplished, in whole or in part, by the transfer of assets of such Series to another Series or by the exchange of shares of such Series for the shares of another Series.

By action of the Board of Directors of the Corporation but without stockholder approval, the assets belonging to a Series may be transferred in accordance with the applicable requirements of the Investment Company Act to another Series of the Corporation or to another registered or unregistered investment company or portfolio thereof, in exchange for shares of the transferee Series, investment company, or portfolio or in exchange for cash, as determined in accordance with the Investment Company Act and any applicable agreement or plan of reorganization adopted by the Board of Directors of the Corporation.  This paragraph shall not limit the authority of the Corporation to effect a transaction described by this paragraph under authority of applicable law or any other independent provision of the charter.

5.           Voting.  On each matter submitted to a vote of the stockholders, each holder of a share of common stock shall be entitled to one vote for each share standing in such holder’s name on the books of the Corporation, irrespective of the Series thereof or if approved by the Board of Directors of the Corporation and pursuant to the issuance of an exemptive order from the Securities and Exchange Commission, for each dollar of net asset value per share of a Class or Series, as applicable.  All shares of all Series shall vote as a single class (“Single Class Voting”); provided, however, that (i) as to any matter with respect to which a separate vote of any Series is required by the Investment Company Act or by the Maryland General Corporation Law, such requirement as to a separate vote by that Series shall apply in lieu of Single Class Voting; (ii) in the event that the separate vote requirement referred to in clause (i) above applies with respect to one or more Series, then, subject to clause (iii) below, the shares of all other Series shall vote as a single class; and (iii) as to any matter which does not affect the interest of a particular Series, including liquidation of another Series as described in subsection (4) hereof, only the holders of shares of the one or more affected Series shall be entitled to vote.

6.           Redemption.  To the extent the Corporation has funds or other property legally available therefor, each holder of shares of capital stock of the Corporation shall be entitled to require the Corporation to redeem all or any part of the shares standing in the name of such holder on the books of the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of redemption of shares of capital stock of the Corporation or postpone the date of payment of such redemption price in accordance with provisions of applicable law.  Without limiting the generality of the foregoing, the Corporation shall, to the extent permitted by applicable law, have the right at any time to redeem the shares owned by any holder of capital stock of the Corporation on terms and conditions determined by the Board of Directors of the Corporation, including, without limitation, if the value of such shares in the account of such holder is less than the minimum initial investment amount applicable to that account as set forth in the Corporation's current registration statement under the Investment Company Act and in all cases subject to such further terms and conditions as the Board of Directors of the Corporation may from time to time adopt.  The redemption price of shares of capital stock of the Corporation shall, except as otherwise provided in this Section (e)(6), be the net asset value thereof as determined by, or pursuant to methods approved by, the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be specified in the Corporation's current registration statement under the Investment Company Act for that class or Series.  Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation unless, in the opinion of the Board of Directors of the Corporation, which shall be conclusive, conditions exist which make payment wholly in cash unwise or undesirable; in such event the Corporation may make payment wholly or partly by securities or other property included in the assets belonging or allocable to the Series of the shares redemption of which is being sought, the value of which shall be determined as provided herein.

7.           Net Asset Value Per Share.  The net asset value per share of any Series of common stock shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities belonging to that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors of the Corporation in accordance with generally accepted accounting principles and the Investment Company Act.  Subject to the applicable provisions of the Investment Company Act, the Board of Directors, in its sole discretion, may prescribe and shall set for in the by-laws of the Corporation or in a duly adopted resolution of the Board of Directors, such bases and times for determining the value of the assets and/or liabilities belonging to, and the net asset value per share of outstanding shares of, each Series, or the net income attributable to such shares, as the Board of Directors of the Corporation deems necessary or desirable.  The Board of Directors of the Corporation shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the Investment Company Act, to determine or to have determined under its direction, which items shall be treated as income and which items as capital and whether any item of expense shall be charged to income or capital.  Each such determination and allocation shall be conclusive and binding for all purposes.

The Board of Directors of the Corporation may determine to maintain the net asset value per share of any Series at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the Investment Company Act for the continuing declaration of income attributable to that Series as dividends and for the handling of any losses attributable to that Series.  Such procedures may provide that in the event of any loss, each stockholder shall be deemed to have contributed to the capital of the Corporation attributable to that Series the stockholder’s pro rata portion of the total number of shares required to be canceled in order to permit the net asset value per share of that Series to be maintained, after reflecting such loss, at the designated constant dollar amount.  Each stockholder of the Corporation shall be deemed to have agreed, by the stockholder’s investment in any Series with respect to which the Board of Directors of the Corporation shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

The Board of Directors of the Corporation shall have the right, in its sole discretion, to establish such other methods for determining net asset value whenever such other methods are deemed by the Board of Directors of the Corporation to be necessary or desirable and are consistent and in compliance with the Investment Company Act.

8.           Equality.   All shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each share of any particular Series shall be equal to each other share of that Series.  The Board of Directors of the Corporation may from time to time divide or combine the shares of any particular Series into a greater or lesser number of shares of that Series without thereby changing the proportionate interest in the assets belonging to that Series or in any way affecting the rights of holders of shares of any other Series.

9.           Conversion or Exchange Rights.  At such times as may be determined by the Board of Directors of the Corporation (or with the authorization of the Board of Directors of the Corporation, by the officers of the Corporation) in accordance with the Investment Company Act and applicable rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and from time to time reflected in the registration statement of the Corporation, shares of a particular Series of stock of the Corporation may be automatically converted into shares of another Series of stock of the Corporation based on the relative net asset values of such Series at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors of the Corporation (or with the authorization of the Board of Directors of the Corporation, by the officers of the Corporation) and reflected in the registration statement of the Corporation.  The terms and conditions of such conversion may vary within and among the Series to the extent determined by the Board of Directors of the Corporation (or with the authorization of the Board of Directors of the Corporation, by the officers of the Corporation) and set forth in the registration statement of the Corporation.

(i)
On the first Friday of the first calendar month following the expiration of a 96-month period commencing on the first day of the calendar month during which Class B shares were purchased by a holder thereof (if such Friday is not a business day, on the next succeeding business day), such shares (as well as a pro rata portion of any Class B shares purchased through the reinvestment of dividends or other distributions paid on all Class B shares held by such holder) shall automatically convert to Class A shares on the basis of the respective net asset values of the Class B shares and the Class A shares on the conversion date; provided, however, that the Board of Directors of the Corporation, in its sole discretion, may suspend the conversion of Class B shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class B shares shall have the right to exchange from time to time any or all of such Class B shares held by such holder for Class A shares on the basis of the respective net asset values of the Class B shares and Class A shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, however, that conversion (or exchange) of Class B shares represented by stock certificates shall be subject to tender of such certificates.

(ii)
On a business day no later than the fifteenth day of the first calendar month following the expiration of a 120-month period commencing on the first day of the calendar month during which Class C shares were purchased by a holder thereof, such shares (as well as a pro rata portion of any Class C shares purchased through the reinvestment of dividends or other distributions paid on all Class C shares held by such holder) shall automatically convert to Class F-1 shares on the basis of the respective net asset values of the Class C shares and the Class F-1 shares on the conversion date; provided, however, that the Board of Directors of the Corporation, in its sole discretion, may suspend the conversion of Class C shares if any conversion of such shares would constitute a taxable event under federal income tax law (in which case the holder of such Class C shares shall have the right to exchange from time to time any or all of such Class C shares held by such holder for Class F-1 shares on the basis of the respective net asset values of the Class C shares and Class F-1 shares on the applicable exchange date and without the imposition of a sales charge or fee); and provided, further, that conversion (or exchange) of Class C shares represented by stock certificates shall be subject to tender of such certificates.

(g)           The shares of common stock of the Corporation, or of any Series of common stock of the Corporation to the extent such common stock is divided into Series, may be further subdivided into classes (which may, for convenience of reference be referred to a term other than “class”).  Unless otherwise provided in this charter or in the articles supplementary establishing such classes, all such shares, or all shares of a Series of common stock in a Series, shall have identical voting, dividend, and liquidation rights.  Shares of the classes shall also be subject to such front-end sales loads, contingent deferred sales charges, expenses (including, without limitation, distribution expenses under a Rule 12b-1 plan and administrative expenses under an administration or service agreement, plan or other arrangement, however designated), conversion rights, and class voting rights as shall be consistent with Maryland law, the Investment Company Act, and the rules and regulations of the FINRA and shall be contained in Articles Supplementary establishing such classes.

VII.

DIRECTORS

The number of directors of the Corporation shall be three (3), which number may be, from time to time, increased or decreased pursuant to the by-laws of the Corporation, but shall never be less than the minimum number permitted by the general laws of the State of Maryland now or hereafter in force.  The names of the directors who will serve until their successors are elected and qualify are as follows:

Patrick F. Quan
Tanya Schneider
Michael J. Triessl

VIII.

PROVISIONS FOR DEFINING, LIMITING AND REGULATING CERTAIN POWERS
OF THE CORPORATION AND OF THE DIRECTORS AND STOCKHOLDERS

The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(a)           No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors of the Corporation, in its sole discretion, may determine and at such price or prices and upon such other terms as the Board of Directors of the Corporation, in its sole discretion, may fix; and any stock or other securities which the Board of Directors of the Corporation may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any Class, Series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other Classes, Series or types of stock or other securities at the time outstanding.

(b)           The Board of Directors of the Corporation shall have power from time to time and in its sole discretion to determine, in accordance with sound accounting practice, what constitutes annual or other net income, profits, earnings, surplus, or net assets; to fix and vary from time to time the amount to be reserved as working capital, or determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amounts legally available therefor, at such times and to the stockholders of record on such dates as it may from time to time determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the Corporation, or any of them, shall be open to the inspection of stockholders, except as otherwise provided by statute or by the by-laws, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

(c)           The Board of Directors of the Corporation may establish in its absolute discretion the basis or method for determining the value of the assets belonging to any Series, and the net asset value of each share of capital stock of each Series and Class for purposes of sales, redemptions, repurchases of shares or otherwise.

(d)           Any director or officer, individually, or any firm of which any director or officer may be a member, or any corporation, trust or association of which any director or officer may be an officer or director or in which any director or officer may be directly or indirectly interested as the holder of any amount of its capital stock or otherwise, may be a party to, or may be financially or otherwise interested in, any contract or transaction of the Corporation; and any such director or officer of the Corporation may be counted in determining the existence of a quorum at the meeting of the Board of Directors of the Corporation or a committee thereof which shall authorize any such contract or transaction, and may vote there at to authorize any such contract or transaction, and such transaction or contract shall not as a result be void or voidable provided either

1.           the fact of the common directorship or interest is disclosed or known to: (a) the Board of Directors of the Corporation or the committee and the Board of Directors of the Corporation or committee authorizes, approves, or ratifies the contract or transaction by the affirmative vote of a majority of disinterested directors, even if the disinterested directors constitute less than a quorum; or (b) the stockholders entitled to vote, and the contract or transaction is authorized, approved, or ratified by a majority of the votes cast by the stockholders entitled to vote other than the votes of shares owned of record or beneficially by the interested director or corporation, firm, or other entity; or

2.           the contract or transaction is fair and reasonable to the Corporation.

In furtherance and not in limitation of the foregoing, the Board of Directors of the Corporation is expressly authorized to contract for management services of any nature, with respect to the conduct of the business of the Corporation with any entity, person or company, incorporated or unincorporated, on such terms as the Board of Directors of the Corporation may deem desirable.  Any such contract may provide for the rendition of management services of any nature with respect to the conduct of the business of the Corporation, and for the management or direction of the business and activities of the Corporation to such extent as the Board of Directors of the Corporation may determine, whether or not the contract involves delegation of functions usually or customarily performed by the Board of Directors of the Corporation or officers of the Corporation or of a corporation organized under the general laws of the State of Maryland.  The Board of Directors of the Corporation is further expressly authorized to contract with any person or company on such terms as the Board of Directors of the Corporation may deem desirable for the distribution of shares of the Corporation and to contract for other services, including, without limitation, services as custodian of the Corporation’s assets and as transfer agent for the Corporation’s shares, with any entity(ies), person(s) or company(ies), incorporated or unincorporated, on such terms as the directors may deem desirable.  Any entity, person or company which enters into one or more of such contracts may also perform similar or identical services for other investment companies and other persons and entities without restriction by reason of the relationship with the Corporation unless the contract expressly provides otherwise.

(e)           Any contract, transaction, or act of the Corporation or of the Board of Directors which shall be ratified by a majority of a quorum of the stockholders having voting powers at any annual meeting, or at any special meeting called for such purpose, shall so far as permitted by law be as valid and as binding as though ratified by every stockholder of the Corporation.

(f)           Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of any Series or Class, or of all Classes or Series of capital stock, or by the total number of such shares, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares outstanding and entitled to vote thereon, except as otherwise provided in the charter of the Corporation.

(g)           The Corporation shall indemnify (1) its present and former directors and officers, whether serving the Corporation or at its request any other entity, to the fullest extent required or permitted by the general laws of the State of Maryland now or hereafter in force, including the advancement of expenses under the procedures and to the fullest extent permitted by law, and (2) its other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation’s by-laws and as shall be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such by-laws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the charter of the Corporation shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.  Nothing contained herein shall be construed to authorize the corporation to indemnify any director or officer of the Corporation against any liability to the Corporation or to any holders of securities of the Corporation to which he is subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  Any indemnification by the Corporation shall be consistent with the requirements of law, including the Investment Company Act.

(h)           To the fullest extent permitted by the State of Maryland statutory and decisional law, as amended or interpreted, and the Investment Company Act, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages; provided, however, that nothing herein shall be construed to protect any director or officer of the Corporation against any liability to which such director or officer would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of his office.  No amendment, modification or repeal of this Article VIII shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

(i)           In addition to the powers and authority hereinbefore, hereinafter or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the general laws of the State of Maryland, of the charter and of the by-laws of the Corporation.

(j)           The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding stock by classification, reclassification or otherwise.

(k)           The Corporation shall not be required to hold an annual meeting of stockholders in any year in which the general laws of Maryland do not require that such a meeting be held.

(l)           Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end management investment company under the Investment Company Act, the Board of Directors of the Corporation is hereby empowered to authorize the issuance from time to time of shares of its stock of any Class or Series, whether now or hereafter authorized, or securities convertible into shares of its stock of any Class or Series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors of the Corporation (or without consideration in the case of a stock split or stock dividend) and without any action by the stockholders.

(m)           The Corporation may issue and sell fractions of shares of capital stock having pro rata all the rights of full shares, including, without limitation, the right to vote and to receive dividends, and wherever the words “share” or “shares” are used in the charter or by-laws of the Corporation, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

(n)           The Corporation shall not be obligated to issue certificates representing shares of any Class or Series of capital stock.  At the time of issue or transfer of shares without certificates, the Corporation shall provide the stockholder with such information as may be required under Maryland law.

The enumeration and definition of particular powers of the Board of Directors of the Corporation included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors of the Corporation under the general laws of the State of Maryland now or hereafter in force.

IX.

DURATION OF THE CORPORATION

The duration of the Corporation shall be perpetual.

IN WITNESS WHEREOF, I have signed these Articles of Incorporation, and acknowledge the same to be my act, on July 2, 2008.

/s/ Tanya Schneider
Tanya Schneider